Exhibit 23

[LETTERHEAD OF DELAP LLP]

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement No. 333-217276 on Form S-3 and Registration Statements No. 333-38887 and No. 333-228099 on Form S-8 of Riverview Bancorp, Inc. of our report dated June 14, 2024, with respect to the consolidated financial statements of Riverview Bancorp, Inc. and Subsidiary (collectively, "Riverview") included in Riverview's Annual Report (Form 10-K) for the year ended March 31, 2024.

/s/ Delap LLP

Lake Oswego, Oregon
June 14, 2024